Exhibit 99.3

                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

   Check this box if no longer
   subject to Section 16:          [X]

   Name and Address:               Oracle Partners, LLC.
                                   200 Greenwich Avenue, 3rd Floor
                                   Greenwich, CT 06830

   Issuer and Ticker Symbol:       Mediware Information Systems, Inc. (MEDW)

   Date of Earliest Transaction:   8/3/05

   Relationship to Issuer:         10% Owner

   Designated Filer:               Larry N. Feinberg

   TABLE I INFORMATION
   Title of Security:              Common Stock
   Transaction Date:               8/3/05
   Transaction Code:               S
   Securities Disposed:            17,500
   Acquired or Disposed:           D
   Price:                          $9.71
   Ownership Form:                 D (1)
   Amount Beneficially
   Owned After Transaction         771,800

   Title of Security:              Common Stock
   Transaction Date:               8/4/05
   Transaction Code:               S
   Securities Disposed:            7,000
   Acquired or Disposed:           D
   Price:                          $9.81
   Ownership Form:                 D (1)
   Amount Beneficially
   Owned After Transaction         764,800

   Signature:                      ORACLE PARTNERS, L.P.

                                   By: Oracle Associates, LLC,
                                       its general partner

                                   By:  /s/ Larry N. Feinberg
                                       -----------------------------------------
                                       Name:  Larry N. Feinberg
                                       Title: Managing Member

   Date:                           August 5, 2005